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Direct line:  (514) 397-4218                 Montreal, February 28, 2001
Internet: emarchand@mccarthy.ca



Shire Pharmaceuticals Group plc
East Anton
Andover
Hampshire SP10 5RG
England

Ladies and Gentlemen:

            With reference to the Registration Statement on Form S-4 (the "Registration Statement") filed by Shire Pharmaceuticals Group plc, a public limited company incorporated under the laws of England and Wales ("Shire"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the SECURITIES ACT OF 1933, as amended (the "Act"), of its Ordinary Shares, par value (pound)0.05 per share, represented by American Depositary Shares ("Shire ADSs"), to be issued in connection with the transactions contemplated by the Merger Agreement dated as of December 10, 2000 (the "Merger Agreement"), by and among Shire, 3829341 Canada Inc., an indirect wholly-owned subsidiary of Shire incorporated under the laws of Canada, and BioChem Pharma Inc., a corporation incorporated under the laws of Canada ("BioChem"), we hereby confirm that the discussion set forth under the caption "Tax Considerations Regarding Exchangeable Shares, Ordinary Shares and ADSs" in the Registration Statement, insofar as it relates to Canadian law, describes the material Canadian federal income tax consequences relevant to the BioChem shareholders of the acquisition of Ordinary Shares and/or Shire ADSs upon a redemption or exchange of exchangeable shares of 3829341 Canada Inc.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of such Registration Statement or Prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.

                                          Very truly yours,

                                          /s/ MCCARTHY TETRAULT